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                                                                    EXHIBIT 10.5


                       AMENDMENT NO. 2 TO PROMISSORY NOTE


         This Amendment No. 2 to Promissory Note (this "Amendment"), dated as of November 28, 2003, is by and between World of Outlaws, Inc., a Texas corporation ("Maker"), and Boundless Track Operations, Inc. (f/k/a Boundless Motor Sports Racing, Inc.), a Nevada corporation ("Payee"). Maker and Payee are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

                                    RECITALS

         A. Maker executed and delivered to Payee a promissory note, dated June 26, 2003, as amended, in the original principal amount of $600,000 (the "Note"). All capitalized terms not otherwise defined herein have the meanings set forth in the Note.

         B. Maker, Payee and Ted Johnson are parties to that certain Stock Purchase Agreement, dated as of August 13, 2003, as amended (the "Purchase Agreement").

         C. The Parties desire to amend the Note to the extent provided below.

         D. NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

         1. Section 1 of the Note is hereby amended to read in its entirety as follows:

                  "1. Payments. The entire principal balance of, and accrued interest on, this Note is due and payable in full on May 10, 2004; provided, however, that the entire principal balance of, and accrued but unpaid interest on, this Note, shall be deemed to have been paid in full upon consummation of the Closing (as defined in the Purchase Agreement). From and after the date of this Note the unpaid principal balance of this Note shall accrue interest at the rate of four and one quarter percent (4.25%) per annum through maturity. After maturity, the unpaid principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum (calculated on a 365-day year)."

         2. The Parties shall cause this Amendment to be attached to the Note.

                                  MISCELLANEOUS

         1. Except as modified and amended hereby, the Note is and shall remain in force and effect in accordance with its terms.

         2. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.




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         3. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


         EXECUTED as of the date first above written.



                                      WORLD OF OUTLAWS, INC.


                                      By:
                                         --------------------------------------
                                         Ted Johnson, President



                                      BOUNDLESS TRACK OPERATIONS, INC.


                                      By:
                                         --------------------------------------
                                         Paul Kruger, Chief Executive Officer




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